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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

      (1) Registration Statements (Form S-8 Nos. 33-7231 and 33-64097) pertaining to the Oxford Industries, Inc. 1992 Stock Option Plan

      (2) Registration Statement (Form S-8 Nos. 333-113000 and 333-59411) pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan

      (3) Registration Statements (Form S-8 No. 333-59409) pertaining to the Oxford Industries, Inc. 1997 Restricted Stock Plan

      (4) Registration Statement (Form S-8 No. 333-121538) pertaining to the Oxford Industries, Inc. Long-Term Stock Incentive Plan

      (5) Registration Statement (Form S-8 No. 333-121535) pertaining to the Oxford Industries, Inc. Employee Stock Purchase Plan

      (6) Registration Statement (Form S-3 No. 333-119263) pertaining to the registration of 485,243 shares of Oxford Industries, Inc. Common Stock of our reports dated August 11, 2005, with respect to the consolidated financial statements of Oxford Industries, Inc., Oxford Industries, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oxford Industries, Inc., included in this Annual Report (Form 10-K) for the year ended June 3, 2005.

                                                /s/ Ernst & Young LLP

Atlanta, Georgia
August 11, 2005